UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2005

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 31, 2005, Donald D. Snyder retired from his position as President of Boyd Gaming Corporation (the “Company”) and resigned as a member of the Company’s Board of Directors. Mr. Snyder will remain an employee of the Company for a limited period to facilitate an orderly management transition and will continue to receive his current health benefits until March 31, 2006.

(c) Effective April 1, 2005, Keith E. Smith, 44, was elected to the position of President of the Company. Mr. Smith will also continue as the Company’s Chief Operating Officer. Mr. Smith was promoted to Chief Operating Officer of Company in October 2001 and has served as the Company’s Executive Vice President since May 1998. Mr. Smith joined the Company in September 1990, serving in various controllership positions, the last of which was Senior Vice President and Controller.

(d) Effective April 1, 2005, Keith E. Smith was elected by the Board of Directors to become a Class II director of the Company, filling the seat previously held by Donald D. Snyder, and to serve out the remaining portion of Mr. Snyder’s term, which expires at the Company’s 2005 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: April 1, 2005	By:	/s/ Ellis Landau
Ellis Landau
Executive Vice President and
Chief Financial Officer